EXHIBIT 5.1

Tel-Aviv, January 14, 2010

EZchip Semiconductor Ltd.
1 Hatamar Street
Yokneam 20692
Israel

Ladies and Gentlemen:

This opinion is furnished to you in connection with the Registration Statement on Form F-3 (the "Registration Statement") to be filed by EZchip Semiconductor Ltd., a company organized under the laws of the State of Israel (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to 203,476 Ordinary Shares, nominal value NIS 0.02 per share, of the Company (the "Shares"), of which (i) 202,909 Shares (the "Issued Shares") have been issued to the selling shareholders named in the Registration Statement, and (ii) 567 Shares (the "Option Shares") may be issued to current and former employees of the Company pursuant to outstanding options to purchase Shares granted to such current and former employees of the Company pursuant to the Company's 2009 Israel Equity Plan (the "Plan").

As special Israeli counsel to the Company in connection with the offering of the Shares pursuant to the Registration Statement, we have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purpose of our opinion.  Upon the basis of such examination, we are of the opinion that (i) the Issued Shares have been duly authorized and are legally and validly issued, fully paid and non-assessable and (ii) the Option Shares have been duly authorized for issuance, and when issued in accordance with the terms of the Plan, will be legally and validly issued, fully paid and non-assessable.

The opinion expressed herein is limited to Israeli law, and we do not express any opinion as to the laws of any other jurisdiction.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to us under the headings "Legal Matters" and "Enforceability of Civil Liabilities" in the Prospectus which is a part of the Registration Statement.  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Naschitz, Brandes & Co., Advocates
Naschitz, Brandes & Co., Advocates